UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2022

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement
On November 3, 2022, Lyft, Inc. (the “Company” or "Lyft") entered into a Revolving Credit Agreement (the “Credit Agreement”) by and among the Company, as the borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto from time to time.
The Credit Agreement provides the Company with a senior secured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $420.0 million that matures on the earlier of (i) November 3, 2027 and (ii) February 13, 2025, if, as of such date, the Company’s Liquidity (as defined in the Credit Agreement) minus the aggregate principal amount of the Company’s 2025 Convertible Notes (as defined in the Credit Agreement) outstanding on such date is less than $1.25 billion. Subject to certain conditions precedent, the Credit Agreement also grants the Company the option to increase the commitment under the Revolving Credit Facility by or obtain incremental term loans in an aggregate principal amount of up to $300.0 million, plus, after September 30, 2023, an unlimited amount so long as the senior secured leverage ratio does not exceed 2.50:1.00. The Revolving Credit Facility provides for borrowings up to the amount of the facility, with a sublimit of $168 million for the issuance of letters of credit. At closing, $53.5 million in letters of credit were issued under the Revolving Credit Facility and no amount had been drawn under the Revolving Credit Facility.
Under the Credit Agreement, loans bear interest, at the Company’s option, at an annual rate equal to either (i) the sum of (x) the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus (y) a variable rate based on the Company’s total leverage ratio, ranging from 1.50% to 2.25% or (ii) the sum of (x) the highest of (A) the rate of interest last quoted by The Wall Street Journal as the prime rate in effect in the United States, (B) the greater of the rate calculated by the Federal Reserve Bank of New York as the federal funds effective rate or the rate that is published by the Federal Reserve Bank of New York as the overnight bank funding rate, in either case, plus 0.50%, and (C) the one-month Adjusted Term SOFR Rate plus 1.00% and (y) a variable rate based on the Company’s total leverage ratio, ranging from 0.05% to 1.25%. The Company is required to pay a commitment fee between 0.225% and 0.375%, depending on the Company’s total leverage ratio, per annum on the undrawn portion available under the Revolving Credit Facility.
The Credit Agreement contains customary affirmative and negative covenants and restrictions typical for a financing of this type that, among other things, restrict the Company and its restricted subsidiaries’ ability to incur additional indebtedness, create liens, merge or consolidate or make certain dispositions, pay dividends and make distributions or other restricted payments, engage in transactions with affiliates, and make certain investments and acquisitions. The Credit Agreement also contains financial covenants that require the Company to maintain (a) a minimum liquidity amount of at least $1.5 billion, tested on a quarterly basis, commencing with the quarter ending December 31, 2022 through the quarter ending September 30, 2023, (b) a total leverage ratio not to exceed 3.50:1:00 commencing with the quarter ending December 31, 2023 through the quarter ending September 30, 2024 and thereafter a ratio not to exceed 3:00:1:00 (with an increase to 3.50:1:00 if the Company has an acquisition for cash consideration greater than $75 million for the fiscal quarter during which such acquisition takes place and the three fiscal quarters immediately following such acquisition), and (c) a fixed charge coverage ratio of at least 1.25:1.00, commencing with the quarter ending December 31, 2023. The Credit Agreement contains customary events of default relating to, among other things, payment defaults, breach of representation or warranty or covenants, cross default to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. Non-compliance with one or more of the covenants and restrictions or the occurrence of an event of default could result in the full or partial principal balance of the Credit Agreement becoming immediately due and payable and termination of the commitments.
The Company’s obligations under the Revolving Credit Facility are guaranteed by certain of the Company’s present and future material domestic subsidiaries. The Company’s obligations under, and each guarantor’s obligations under its guaranty of, the Revolving Credit Facility are secured by a first priority interest on substantially all of the Company’s or such guarantor’s respective assets.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding use of and plans regarding the Revolving Credit Facility and its impact on the business of the Company. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding our ability to forecast our performance due to our limited operating history. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 that was filed with the SEC on April 29, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 that will be filed with the SEC by November 9, 2022. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.
Item 2.02    Results of Operations and Financial Condition
On November 7, 2022, Lyft issued a press release announcing its financial results for the quarter ended September 30, 2022. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01    Regulation FD Disclosure
On November 7, 2022, Lyft posted supplemental investor materials on its investor.lyft.com website. Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft, @Lyft_Comms, @johnzimmer, and @logangreen), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
The information contained in Item 2.02 and Item 7.01 in this current report on Form 8-K and the exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Exhibit Description
10.1	Revolving Credit Agreement, dated as of November 3, 2022, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A, as the administrative agent
99.1	Press Release, dated November 7, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	November 7, 2022	/s/ Elaine Paul
Elaine Paul
Chief Financial Officer